News Release

Date:        May 24, 2022
Contact:        Dana L. Stonestreet                C. Hunter Westbrook
Chairman & Chief Executive Officer        President & Chief Executive Officer
828.365.7084                828.365.7084

C. Hunter Westbrook Assumes Role of Chief Executive Officer
of HomeTrust Bancshares, Inc. in September 2022

Asheville, N.C., May 24, 2022 – The Board of Directors of HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), today announced that effective September 1, 2022, C. Hunter Westbrook will succeed Dana L. Stonestreet as Chief Executive Officer of the Company and continue his leadership of HomeTrust Bank (“Bank” or “HomeTrust”) as President and Chief Executive Officer. Stonestreet, who has been with HomeTrust for 33 years and as Chairman and CEO since 2013, will become the Executive Chairman of the Company and Bank. Mr. Westbrook’s promotion is the culmination of an ongoing succession plan that Mr. Stonestreet has coordinated with the Board of Directors in preparation for his future retirement.

“Hunter’s commercial banking expertise, vision for strategic growth and proactive leadership have been integral in the transformation of HomeTrust into a leading regional commercial bank,” said Mr. Stonestreet. “During his tenure, HomeTrust has grown from $1.5 billion to $3.5 billion in assets, from three lines of business to ten and has expanded geographically from western North Carolina into Tennessee, Virginia, and South Carolina while establishing a strong commercial presence in key high growth metropolitan markets across our four states.

“It has been a pleasure to work with Hunter the past ten years,” said Stonestreet, “and I am grateful to pass the torch to such a qualified and proven leader. The future is bright for HomeTrust employees, customers, communities, and shareholders under Hunter’s leadership.”

Mr. Westbrook’s tenure with HomeTrust began in June 2012 as Senior Vice President and Chief Banking Officer of the Company and the Bank. Since 2012, Mr. Westbrook has been promoted to Senior Executive Vice President and Chief Operating Officer in 2018, President and Chief Operating Officer of the Bank in 2020, and President, Chief Executive Officer, and Director of the Bank in September 2021. Now as CEO of the Company, he will continue to effectively position HomeTrust for the dynamic and evolving banking environment.

“I am honored by the confidence that Dana and the Board have placed in me, and I am enthusiastic about leading the Bank’s continued growth and success as a full-service commercial bank,” said Mr. Westbrook. “HomeTrust remains focused on increasing shareholder value by achieving high performing financial results as a growing regional community bank. “Over the past year, we have demonstrated results through the implementation of our profitability improvement and balance sheet restructuring plan. At the same time, we have streamlined and enhanced processes for an improved employee and customer experience. I look forward to a bright future for HomeTrust and our shareholders as I work alongside our dedicated employees and Board to serve our customers and communities.”

Mr. Westbrook is a 30-year banking veteran who served as President and CEO of two community banks before joining HomeTrust. Mr. Westbrook also worked for nearly 20 years in various senior level positions with TCF Bank and its parent, TCF Financial Corporation. He earned his Master of Business Administration degree from the University of Minnesota’s Carlson School of Management and holds a Bachelor of Science in Accounting and Business from West Virginia University.

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2022, the Company had assets of $3.5 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through over 30 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley).

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on the Company's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), which are available on the Company’s website at www.htb.com and on the SEC's website at www.sec.gov. These risks could cause the Company's actual results for fiscal 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company and could negatively affect its operating and stock performance. Any of the forward-looking statements that the Company makes in this press release or the documents it files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com